Exhibit 99.1

Company Contact:	Investor Relations:
Kelly Gill	Cameron Associates
President and Chief Executive Officer	Rodney O’Connor
(615) 771-7575	(212) 554-5470

Advocat Announces the Opening of Rose Terrace Health and Rehabilitation Center in Culloden, West Virginia

BRENTWOOD, TN, (December 28, 2011) – Advocat Inc. (NASDAQ: AVCA) a premier provider of long term care services primarily in the Southeast and Southwest, announces the opening of Rose Terrace Health and Rehabilitation Center, its third health care center in West Virginia. The state of the art 90-bed skilled nursing center is located in Culloden, West Virginia.

The modern and luxurious facility is located along the Huntington-Charleston corridor. It offers 24-hour skilled nursing care with a specific focus on providing care services for medically complex & intensive rehabilitation services within its Life Steps Unit as well as memory care services contained in the Light House area of the facility. All services are designed to meet the care needs of our patients for both short and long term nursing care.

Kelly Gill, the Company’s Chief Executive Officer, stated, “We are particularly proud of the outstanding features of this new facility, which maximizes residents’ private space and offers such features as a therapy gym, spacious private and semi-private rooms, attractive social areas and personal care services. By combining our post-acute care, rehabilitation services and long-term care, our dedicated staff help maximize the independence and quality of life of each patient through individualized care programs”.

About Advocat Inc.

Advocat provides long term care services to patients in 47 skilled nursing centers containing 5,454 licensed nursing beds, primarily in the Southeast and Southwest. For additional information about the Company, visit Advocat’s web site: www.advocat-inc.com.

FORWARD-LOOKING STATEMENTS

The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward looking statements, including but not limited to, our ability to successfully operate the new nursing center in West Virginia, our ability to increase census at our renovated facilities, changes in governmental reimbursement, including the impact of the CMS final rule that is expected to result in an 11.1% reduction in Medicare reimbursement as of October 2011 and our ability to mitigate the impact of the reduction, government regulation, the impact of federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of laws and regulations governing quality of care or violations of other laws and regulations applicable to our business, costs and impacts associated with the implementation of our electronic medical records plan, the costs of investing in our business initiatives and development, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our facilities, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies, as well as other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as in its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Advocat Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.